UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      September 19, 2005

j2 Global Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51–0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California  90028

(Address of principal executive offices)

(323) 860–9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On September 19, 2005 at approximately 8:50 a.m. Eastern Time, the Company’s Co-President and Chief Financial Officer, R. Scott Turicchi, will speak at the Jefferies 3rd Annual Communications & Media Conference. As part of this presentation, the Company is reaffirming its financial guidance for the third quarter of 2005 and the full fiscal year, which it previously issued during its July 25, 2005 second quarter earnings conference call. This reaffirmation does not take into account the impact to the Company’s financials resulting from the receipt of funds by the Company from the September 6, 2005 dividend by and sale of Oasis Semiconductor, Inc.

Attached as Exhibit 99.1 are PowerPoint slides that Mr. Turicchi will present at the Conference. A live Webcast of the presentation, including the slides, will be available at http://www.wsw.com/webcast/jeff5/jcom/ or through j2 Global’s Website at www.j2global.com. Pursuant to Regulation FD, j2 Global hereby furnishes these presentation materials as Exhibit 99.1 to this report.

Note: The information in this report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	PowerPoint Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: September 19, 2005	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	PowerPoint Presentation.